UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 29, 2015, MVP REIT, Inc., (the "Company") through its wholly owned entity MVP Indianapolis Washington Street Lot, LLC, an Indiana limited liability company, closed on the purchase of a parking lot for approximately $5 million in cash.  The parking lot is located at 301 E. Washington Street, Indianapolis, IN 46204.  The parking lot consists of approximately 46,403 square feet and has approximately 149 parking spaces.

The parking lot will be leased by Denison Parking Inc., an Indianapolis parking operator. Denison Parking, Inc. will pay annual rent of $375,000 and will pay all regular occurring maintenance expenses associated with the parking garage other than property taxes.  In addition, the lease provides revenue participation with the Company receiving 70% of gross receipts over $512,500. The term of the lease is 10 years.

On October 29, 2015, the Company also sold a 376-unit self-storage facility located in Cedar Park, TX owned by its wholly owned subsidiary, MVP MS Cedar Park 2012, LLC to Calico Industries-CP, LLC, a Texas limited liability company. The sale price was $4.3 million which sale price was paid at the closing, less customary closing costs. The anticipated gain on sale is approximately $1.0 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2015

MVP REIT, INC.

By: __/s/ Tracee Gress_______________
Tracee Gress
Chief Financial Officer